                                                                    EXHIBIT 8.1

                               December __, 1996



Boards of Directors
Cumberland Mountain Bancshares, M.H.C.
Middlesboro Federal Bank, Federal Savings Bank
Cumberland Mountain Bancshares, Inc.
1431 Cumberland Avenue
Middlesboro, Kentucky  40965

     Re: Certain Federal Income Tax Consequences Relating to Proposed Mutual Holding Company Conversion to a Stock Holding Company
          ------------------------------------------------------------

Gentlemen:

     In accordance with your request, this letter sets forth hereinbelow the opinion of this firm relating to certain federal income tax consequences of the two integrated transactions described below. For purposes of this opinion, we have examined such documents and questions of law as we have considered necessary or appropriate, including but not limited to the Plan of Conversion and Agreement and Plan of Reorganization as adopted by the Boards of Directors of Cumberland Mountain Bancshares, M.H.C. (the "MHC"), and Middlesboro Federal Bank, Federal Savings Bank (the "Bank") on December 12, 1996 and by the Board of Directors of Cumberland Mountain Bancshares, Inc. (the "Company") on December 13, 1996 (the "Plan"); the Federal Stock Charter and Bylaws of the Bank; the Charter and Bylaws of the Company; the Affidavit of Representations dated ___________________, 1996 provided to us by the Bank and the MHC (the "Affidavit"); and the Prospectus (the "Prospectus") included in the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission ("SEC") on December __, 1996 (the "Registration Statement"). In such examination, we have assumed, and have not independently verified, the genuineness of all signatures on original documents where due execution and delivery are requirements to the effectiveness thereof. Terms used but not defined herein, whether capitalized or not, shall have the same meaning as defined in the Plan.

Boards of Directors
Cumberland Mountain Bancshares, M.H.C.
Middlesboro Federal Bank, Federal Savings Bank
Cumberland Mountain Bancshares, Inc.
December __, 1996
Page 2


                                   BACKGROUND

     The Bank is a community-oriented financial institution which serves Middlesboro, Kentucky and its surrounding communities in the Commonwealth of Kentucky, the State of Tennessee, and Lee County, Virginia. The Bank was organized in 1994 as a subsidiary of the MHC. Prior to that time, the MHC had operated as a thrift institution in mutual form (the "Mutual Bank") in the same area since 1915. Originally chartered as a Kentucky building and loan association, the Mutual Bank converted to a federal charter and obtained federal deposit insurance in 1937. In 1994, the Bank was chartered as a subsidiary of the MHC and in the process sold 180,000 shares of common stock of the Bank, par value $1.00 per share the "Bank Common Stock") to the public with the MHC retaining 330,000 shares (the "MHC Reorganization"). In connection with the MHC Reorganization, the Mutual Bank transferred substantially all of its assets and liabilities to the Bank in exchange for 330,000 shares of Bank Common Stock.

     The MHC is a federally chartered mutual holding company formed in 1994 in connection with the MHC Reorganization. The MHC's primary asset is 330,000 shares of Bank Common Stock which represented 64.71% of the shares of Bank Common Stock outstanding as of the date of the Prospectus. The MHC's only other assets at September 30, 1996 were all of the issued and outstanding shares of Home Mortgage Loan Corporation ("Home Mortgage"), which was formerly a wholly owned subsidiary of the Bank, and a deposit account. As part of the transactions pursuant to the Plan (collectively, the "Conversion and Reorganization"), the MHC will convert to an interim federal savings association and simultaneously merge into the Bank, with the Bank being the surviving entity. Upon consummation of the Conversion and Reorganization, the stock of Home Mortgage and the deposit account will become assets of the Bank.

     As a consequence of improvements in the local economy and the implementation of more pro-active marketing strategies, management has been able to substantially increase its loan originations in recent years. In addition, the Bank has been able to increase the yields on its loan portfolio through the origination of higher yielding consumer and other non-mortgage loans. Management believes that the Bank's market area will continue to offer lending and investment opportunities and is undertaking the Conversion and Reorganization in order to provide the capital necessary for the Bank's continued growth.

Boards of Directors
Cumberland Mountain Bancshares, M.H.C.
Middlesboro Federal Bank, Federal Savings Bank
Cumberland Mountain Bancshares, Inc.
December __, 1996
Page 3

     Pursuant to the Plan adopted by the Bank and the MHC, the Bank will become a subsidiary of the Company upon consummation of the Conversion and Reorganization. As a result of the Conversion and Reorganization, Bank Common Stock held by the Bank's public stockholders (the "Public Bank Shares") will be converted into shares of the Company's common stock, par value $0.01 per share (the "Company Stock"), with the exception of shares for which the holders perfect dissenters' rights of appraisal.

     The Company is a Tennessee corporation organized in December, 1996 by the Bank for the purpose of holding all of the capital stock of the Bank and in order to facilitate the Conversion and Reorganization. The Company is offering Company Stock in connection with the Conversion and Reorganization in a subscription offering and a community offering (the "Offerings"). Upon completion of the Conversion and Reorganization, the only significant assets of the Company will be all of the outstanding Bank Common Stock, the note evidencing the Company's loan to the Employee Stock Ownership Plan (the "ESOP") and the portion of the net proceeds from the Offerings retained by the Company. The business of the Company will initially consist of holding the stock of the Bank. The Company has no present plans to engage in any other activity but may in the future engage in any activity permitted under applicable Tennessee and federal law.


                             PROPOSED TRANSACTION

     On December 12, 1996, the Boards of Directors of the Bank and the MHC adopted the Plan and in December, 1996 the Bank organized the Company under Tennessee law and the Board of Directors of the Company adopted the Plan on December 13, 1996. Pursuant to the Plan: (i) the Company will issue stock to the Bank and become a wholly-owned subsidiary; (ii) the Company will form an interim savings and loan association ("Interim"); (iii) the MHC will convert to an interim federal stock savings association and simultaneously will merge with and into the Bank, the MHC will cease to exist and the 330,000 shares or 64.71% of the outstanding Bank Common Stock held by the MHC will be cancelled ("Merger 1"); and (iv) Interim will then merge with and into Bank ("Merger 2").

     As a result of the merger of Interim with and into the Bank, the shares of Interim will convert into Bank Common Stock which will be the only shares of Bank Common Stock outstanding. The Bank thereby will become a wholly owned subsidiary of the Company operating under the name "Middlesboro Federal Bank,
Federal Savings Bank."   The outstanding Public Bank Shares, which amounted to
180,000 shares or 35.29% of the outstanding Bank

Boards of Directors
Cumberland Mountain Bancshares, M.H.C.
Middlesboro Federal Bank, Federal Savings Bank
Cumberland Mountain Bancshares, Inc.
December __, 1996
Page 4

Common Stock at September 30, 1996 will be converted into shares of Company Stock pursuant to a ratio (the "Exchange Ratio"), which will result in the holders of such shares owning in the aggregate approximately the same percentage of the Company Stock to be outstanding upon the completion of the Conversion and Reorganization as the percentage of Bank Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, before giving effect to: (i) the exercise of dissenters' rights of appraisal by the holders of any shares of Bank Common Stock; (ii) the payment of cash in lieu of issuing fractional Company Stock; and (iii) any shares of Conversion Stock purchased by the Bank's stockholders in the Offerings or the ESOP thereafter. The Company will sell the remainder of the shares of Company Stock to be outstanding in the Offerings. Pursuant to Merger 1, depositors of the Bank with account balances of $50.00 or more as of the close of business on September 30, 1995 (the "Eligible Account Holders") and depositors of the Bank with account balances of $50.00 or more as of the close of business on December 31, 1996 (the "Supplemental Eligible Account Holders") will be granted interests in a liquidation account to be established by the Bank in an amount determined in accordance with the Plan.


                                    OPINION

     Based on and subject to the foregoing, it is our opinion that for federal income tax purposes, under current law:

     1. The conversion of MHC from mutual form to federal interim stock savings bank form and its simultaneous merger into the Bank (Merger 1) will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. No gain or loss will be recognized by MHC upon the transfer of its assets to the Bank, or by the Bank upon the receipt of the assets of MHC, pursuant to Merger 1.

     3. The assets of MHC will have the same basis in the hands of the Bank as in the hands of MHC immediately prior to Merger 1.

     4. The holding period of the assets of MHC to be received by the Bank will include the period during which the assets were held by MHC prior to Merger 1.

Boards of Directors
Cumberland Mountain Bancshares, M.H.C.
Middlesboro Federal Bank, Federal Savings Bank
Cumberland Mountain Bancshares, Inc.
December __, 1996
Page 4


     5. The merger of Interim into the Bank (Merger 2) pursuant to which shares of Bank Common Stock will be converted into shares of Company Stock will constitute a reorganization under Code Section 368(a).

     6. No gain or loss will be recognized by Interim upon the transfer of its assets to the Bank, or by the Bank upon the receipt of the assets of Interim, pursuant to Merger 2.

     7. No gain or loss will be recognized by the Company upon the receipt of shares of Bank Common Stock in exchange for shares of Company Stock (i.e., upon the automatic conversion of shares of Bank Common Stock for shares of Company Stock) pursuant to Merger 2.

     8. The assets of Interim will have the same basis in the hands of the Bank as in the hands of Interim immediately prior to Merger 2.

     9. The holding period of the assets of Interim to be received by the Bank will include the period during which the assets were held by Interim prior to Merger 2.

     10. No gain or loss will be recognized by the stockholders of the Bank to the extent they receive solely shares of Company Stock in exchange for their shares of Bank Common Stock pursuant to Merger 2.

     11. The gain, if any, to be realized by a Bank stockholder who receives Company Stock and cash (in lieu of fractional shares) in exchange for Bank Common Stock should be recognized, but not in excess of the amount of cash received.

     12. When cash is received by a dissenting stockholder of the Bank, such cash will be treated as received by the dissenting stockholder as a distribution in redemption of the stockholder's Bank Common Stock, subject to the provisions and limitations of Section 302 of the Code.

     13. The basis of the shares of Company Stock received by the Bank's public stockholders pursuant to Merger 2 will be the same as the basis of the shares of Bank Common Stock surrendered in exchange therefor, before giving effect to any payment of cash in lieu of fractional shares.

Boards of Directors
Cumberland Mountain Bancshares, M.H.C.
Middlesboro Federal Bank, Federal Savings Bank
Cumberland Mountain Bancshares, Inc.
December __, 1996
Page 6

     14. The holding period of the shares of Company Stock received by the stockholders of the Bank pursuant to Merger 2 will include the holding period of the shares of Bank Common Stock surrendered in exchange therefor provided that such shares of Bank Common Stock were held as a capital asset on the date of the exchange.

     15. No gain or loss will be recognized by the Company upon the sale of shares of Company Stock pursuant to the Offerings.

     16. Each depositor of the Bank will recognize gain upon the receipt of his or her respective interest in the Liquidation Account established by the Bank pursuant to the Plan and the receipt of his or her subscription rights deemed to have been received for federal income tax purposes, but only to the extent of the excess of the combined fair market value of a depositor's interest in such Liquidation Account and subscription rights over the depositor's basis in the form interests in the Bank other than deposit accounts. Persons who subscribe in the Conversion and Reorganization but who are not depositors of the Bank will recognize gain upon the receipt of subscription rights deemed to have been received for federal income tax purposes, but only to the extent of the excess of the fair market value of such subscription rights over such person's former interests in the Bank, if any. Any such gain realized in the Conversion and Reorganization would be subject to immediate recognition.

     17. No gain or loss will be recognized upon the exercise of a subscription right in the Conversion and Reorganization.

     18. The basis of each Eligible account holder's interest in the Bank's liquidation account will be equal to the value, if any, of that interest.

     19. The basis to the holders of the shares of Company Stock purchased in the Offerings will be the amount paid therefor, increased, in the case of such shares acquired pursuant to the exercise of subscription rights, by the fair market value, if any, of the subscription rights exercised.

     20. The holding period for such shares will begin on the date of the consummation of the Offerings if such shares are purchased through the exercise of subscription rights and on the day after the date of purchase if such shares are purchased in the Community Offering or Syndicated Community Offering.

Boards of Directors
Cumberland Mountain Bancshares, M.H.C.
Middlesboro Federal Bank, Federal Savings Bank
Cumberland Mountain Bancshares, Inc.
December __, 1996
Page 7

     On September 22, 1994, the Internal Revenue Service (the "Service") issued Notice 94- 93 in which it expressed its concern with transactions that invert the positions of related corporations ("Inversions"), including transactions that involve the transfer of stock of a corporation by its shareholders to a wholly-owned subsidiary of that corporation in exchange for newly issued shares of the subsidiary. In Notice 94-93, the Service stated that it would issue guidance, including regulations requiring either the recognition of income or gain or a reduction in the basis of the stock of one or more of the corporations involved in an Inversion. Because the automatic conversion of shares of Bank Common Stock for shares of Company Stock pursuant to Merger 2 would constitute the transfer of Bank Common Stock by the Bank's shareholders to the Company, a wholly-owned subsidiary of the Bank, in exchange for newly issued shares of Company Stock, the reorganization could constitute an Inversion within the meaning of Notice 94-93. However, the Service's concern in Notice 94-93 pertains to potential tax abuse that does not exist in such holding company formations as Merger 2, in which the assets of Company will consist solely of cash contributed to it by the Bank in an amount that is minimal in relation to Bank's total assets and net worth and in which the shares of Company originally owned by Bank will be cancelled. Accordingly, we do not believe that, applying the reasoning of the Service set forth in Notice 94-93, realization of income or gain by, or a reduction in the basis of the stock of, either the Bank or the Company would be required.

                                SCOPE OF OPINION

     Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any state, local, foreign or other federal tax considerations. If any of the information upon which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the case law, Code, Treasury Regulations thereunder, and Internal Revenue Service rulings as they now exist. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion subsequent to consummation of the Conversion and Reorganization. Prior to that time, we undertake to update or supplement our opinion in the event of a material change in the federal income tax consequences set forth above and to file such revised opinion as an exhibit to the Registration Statement, and the MHC's Application for Conversion. This opinion is not binding on the Internal Revenue Service and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or

Boards of Directors
Cumberland Mountain Bancshares, M.H.C.
Middlesboro Federal Bank, Federal Savings Bank
Cumberland Mountain Bancshares, Inc.
December __, 1996
Page 8

more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

                                    CONSENTS

     We hereby consent to the filing of this opinion as an exhibit to the MHC's Application for Conversion and the Registration Statement.

     We also hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and the reference to our firm in the Prospectus, which is a part of the Registration Statement, under the headings "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Tax Effects" and "Legal Matters."

                                    Very truly yours,

                                    HOUSLEY KANTARIAN & BRONSTEIN, P.C.



                                    By:
                                       ---------------------------------------
                                                    James C. Stewart